UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported) April 1, 2020

AMCON DISTRIBUTING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Irvington Road, Omaha NE 68122
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 402-331-3727

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFO 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

As previously announced, AMCON Distributing Company ("AMCON") and Chas. M. Sledd Company, a West Virginia based wholesale distributor serving the convenience store industry ("Sledd"), entered into a contribution agreement ("Contribution Agreement") providing for their joint ownership and operation of a limited liability company ("Team Sledd") formed for the purpose of owning and operating Sledd's wholesale distribution business.

On April 1, 2020, AMCON closed on the aforementioned transactions contemplated by the Contribution Agreement. At the closing, Sledd contributed substantially all of its assets and stated liabilities to Team Sledd while AMCON contributed $10.0 million in cash, of which $6.5 million was structured as equity and $3.5 million was in the form of a secured loan to Team Sledd which is subordinate to the liens of Team Sledd's existing secured lenders.

In connection with the closing contemplated by the Contribution Agreement, Sledd and AMCON entered into an Operating Agreement for Team Sledd to set forth their respective ownership interests and capital contributions in Team Sledd and to provide for the management of the business and affairs of Team Sledd. At the transaction closing date, Sledd and AMCON owned approximately 55% and 45% of Team Sledd’s outstanding equity, respectively. As contemplated by the Contribution Agreement and the Operating Agreement, it is anticipated that certain membership interests in Team Sledd will be redeemed over a six year period, or potentially longer, with such redemptions to be funded from the operations of Team Sledd. These redemptions would result in corresponding increases in the percentage of the outstanding equity of Team Sledd owned by AMCON.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY

Dated: April 6, 2020
	By:	/s/ Andrew C. Plummer
Andrew C. Plummer
President & Chief Financial Officer